December 15, 2003

VIA EDGAR

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:     Columbia Institutional Floating Rate Income Fund
Post-Effective Amendment No. 5 under the Securities Act of 1933
Amendment No. 10 under the Investment Company Act of 1940
(Registration Nos. 333-51742 and 811-08955)

Ladies and Gentlemen:

     I have reviewed the above-referenced post-effective amendment and believe that it does not contain any disclosures that would render it ineligible to become effective under paragraph (b) of Rule 486.

Very truly yours,
/s/ Ramon A. Herrera
Ramon A. Herrera